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                                                                    EXHIBIT 3.52

                                                                         [STAMP]

                          CERTIFICATE OF INCORPORATION

                                       OF

                             OI LEVIS PARK STS INC.

          1.   The name of the corporation is:

                             OI Levis Park STS Inc.

          2. The address of its registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

          4. The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000 shares, all of which are Common Stock with a par value of $0.01.

          5.   The name and mailing address of the incorporator is

                                Robert J. Palme
                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022

          6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is

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expressly authorized to make, alter or repeal the bylaws of the corporation.

          7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

          8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of March, 1987.


                                                   /s/ Robert J. Palme
                                                   --------------------------
                                                   Robert J. Palme
                                                   Incorporator

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